UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2008 (December 23, 2008)

Behringer Harvard Short-Term Opportunity Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

As previously reported, on November 26, 2008, Behringer Harvard Mockingbird Commons LLC (“Seller”), an entity in which Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) has a 70% direct and indirect ownership interest, entered into a contract (the “Contract”) for the sale of the remaining fifty-two (52) condominium units located in the condominium tower of a redeveloped 475,000 square foot mixed-use project in Dallas, Texas, which includes a boutique hotel, high-rise luxury condominiums and retail stores to an unaffiliated buyer, Jel Investments, Ltd., a Canadian corporation (“Purchaser”).  The contract sales price of the fifty-two condominium units was $25.4 million.  The Purchaser made an earnest money deposit of $100,000 upon entering into the Contract.  All earnest money deposits were refundable until termination of the inspection period which ended on or about December 26, 2008.

The Purchaser was entitled to terminate the Contract prior to the end of the inspection period, and on December 23, 2008, the Purchaser terminated the Contract.  The Seller has returned to Purchaser its $100,000 earnest money deposit.  We understand that the Purchaser was unable to complete its financing for the purchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: December 30, 2008		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer